Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Virginia Beach, Virginia

We hereby consent to the incorporation by reference in the Registration Statements of Wheeler Real Estate Investment Trust, Inc. (the “Company”), on Form S-11 (Nos. 333-189363, 333-256015, 333-177262, 333‑194831, 333-198245, and 333-256699), Form S-11 MEF (Nos. 333-190740, 333-195492, and 333-198696), Form S-3 (Nos. 333-194252, 333-189887, 333-203563, 333‑207241, 333-212426, 333-206014, 333-213294, 333-211506, 333-193563, 333-221877, and 333-222971), Form S-4 (No. 333-204957 and 333-268080), and Form S-8 (Nos. 333-205845, 333-213102, and 333-191568) of our report dated March 2, 2023, relating to the consolidated financial statements and consolidated financial statement schedules as of December 31, 2022 and 2021 and for each of the years in the two-year period ended December 31, 2022, which appears in the Company’s annual report on Form 10-K.

/s/ Cherry Bekaert LLP

Virginia Beach, Virginia
March 2, 2023